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                                 EXHIBIT 23(d)


                         CONSENT OF ERNST & YOUNG LLP


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                                                                   Exhibit 23(D)


                        Consent of Independent Auditors


     We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 16, 1994, except for Note 11, as to which the date is October 18, 1994, included in the Proxy Statement of InterCAP Graphics Systems, Inc. which is made a part of Intergraph Corporation's Amendment No. 2 to the Registration Statement on (Form S-4 No. 33-85740) and Prospectus of Intergraph Corporation for the registration of 1,079,738 shares of its common stock.

                                              /s/ Ernst & Young LLP

                                                  Ernst & Young LLP

Vienna, Virginia
November 30, 1994